EXHIBIT 3.20

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

C/R GS HOLDINGS I, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

FIRST:                    The name of the limited partnership is C/R GS Holdings I, L.P. (the “Partnership”)

SECOND:              The Certificate of Limited Partnership of the Partnership is hereby amended by deleting the first paragraph and inserting in lieu thereof a new first paragraph to read as follows:

3.  The name of the limited partner is:

Niska GS Holdings I, L.P.

The undersigned, being the sole general partner of the Partnership has caused this Certificate of Amendment to be duly executed as of April 17, 2006.

Carlyle/Riverstone Energy Partners III, L.P.
its General Partner

By:	C/R Energy GP III, LLC,
its General Partner

By:	/s/ Andrew W. Ward
Name: Andrew W. Ward
Title: Authorized Person